UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 13, 2019

ULTRA PETROLEUM CORP.

(Exact Name of Registrant as Specified in its Charter)

Yukon, Canada	001-33614	N/A
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

116 Inverness Drive East, Suite 400

Englewood, Colorado 80112

(Address of Principal Executive Offices) (Zip Code)

303-708-9740

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on April 12, 2017, Ultra Resources, Inc. (“Ultra Resources”), the borrower and a subsidiary of Ultra Petroleum Corp. (the “Company”), entered into that certain Credit Agreement (as amended through December 21, 2018, the “Credit Agreement”), with Company and UP Energy Corporation, as parent guarantors, Bank of Montreal, as administrative agent (the “Agent”), and the other lenders party thereto (collectively, the “Lenders”), providing for the Company’s revolving credit facility.

On February 14, 2019, Ultra Resources entered into a Fourth Amendment to Credit Agreement (the “Fourth Amendment”) with the Agent and the Lenders party thereto. Pursuant to the Fourth Amendment, the Borrowing Base (as defined in the Credit Agreement) was reaffirmed at $1.3 billion, providing $325 million of availability to the Company as a result of the semi-annual borrowing base redetermination. The next scheduled semi-annual borrowing base redetermination is in the fall of 2019.

The Fourth Amendment also revises certain covenants and other provisions of the Credit Agreement, including, but not limited to:

•

Revising the definition of EBITDAX to (i) provide Ultra Resources with the option of whether to add back certain noncash charges that represent an accrual or reserve for potential cash items in a future period, (ii) provide for the add back of costs and expenses with respect to senior management changes and office closure, consolidation and relocation, (iii) provide for the add back of costs and expenses with respect to debt restructuring activities (whether consummated or not), (iv) exclude from the deductions certain noncash gains that represent the reversal of an accrual or reserve for any anticipated cash charges in any prior period, and (v) provide for a deduction of cash payments with respect to certain noncash charges that Ultra Resources chose to add back (as described in clause (i));

•

Amending the Current Ratio financial covenant to exclude from the consolidated current liabilities calculated thereunder, current required amortization payments under the Term Loan Credit Agreement (as defined in the Credit Agreement); and

•

Amending the Consolidated Net Leverage Ratio financial covenant to provide that, as of the last day of (i) the fiscal quarter ending December 31, 2018, Ultra Resources will not permit the Consolidated Net Leverage Ratio (as defined in the Credit Agreement) to exceed 4.50 to 1.0, (ii) each fiscal quarter ending during the period from March 31, 2019 through June 30, 2019, Ultra Resources will not permit the Consolidated Net Leverage Ratio to exceed 4.75 to 1.0, (iii) each fiscal quarter ending during the period from September 30, 2019 through June 30, 2020, Ultra Resources will not permit the Consolidated Net Leverage Ratio to exceed 4.90 to 1.0, (iv) the fiscal quarter ending September 30, 2020, Ultra Resources will not permit the Consolidated Net Leverage Ratio to exceed 4.5 to 1.0, and (v) the fiscal quarter ending December 31, 2020 and each other fiscal quarter end thereafter, Ultra Resources will not permit the Consolidated Net Leverage Ratio to exceed 4.25 to 1.0. In addition, the consolidated net debt component of the Consolidated Net Leverage Ratio may be reduced if, among other things, any Credit Party (as defined in the Credit Agreement) receives certain settlement proceeds.

Ultra Resources paid a fee to each consenting Lender equal to 0.15% of such Lender’s commitment under the Credit Agreement. The total fee paid to the Lenders was $487,500.

The foregoing description of the Fourth Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Fourth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The relevant information set forth in Item 1.01 and Item 8.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On February 19, 2019, the Company issued a press release announcing, among other things, the entry into the Fourth Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information contained or incorporated in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

Inclusive of the item noted in the next paragraph, the Company has completed exchanges of approximately $44.6 million aggregate principal amount of 6.875% Senior Notes due 2022 (“Unsecured Notes”) of Ultra Resources for approximately $27.0 million aggregate principal amount of Ultra Resources’ 9.00% Cash / 2.00% PIK Senior Secured Second Lien Notes due July 2024 (the “Second Lien Notes”). Such Second Lien Notes were issued pursuant to that certain Indenture, dated as of December 21, 2018 (the “Second Lien Notes Indenture”), among Ultra Resources, as issuer, the Company and its other subsidiaries, as guarantors, and Wilmington Trust, National Association, as trustee and collateral agent (the “Trustee”). Pursuant to the Second Lien Notes Indenture, the Company is permitted to exchange up to approximately $55.0 million aggregate principal amount of its Unsecured Notes for Second Lien Notes at terms at or more favorable to the Company, than the terms from the exchange transaction that closed on December 21, 2018. Accordingly, the Company has approximately $10.4 million of Unsecured Notes still available for exchange.

Specifically, on February 13, 2019, certain holders of the Unsecured Notes exchanged approximately $16.5 million aggregate principal amount of the Unsecured Notes for approximately $10.1 million aggregate principal amount of Second Lien Notes (such transaction, the “Exchange Transaction”). Such Second Lien Notes were issued pursuant to the Second Lien Notes Indenture. On February 13, 2019, in connection with the consummation of the Exchange Transaction, Ultra Resources, the Company and its other subsidiaries, as guarantors, and the Trustee entered into a supplemental indenture to the Second Lien Notes Indenture, which provided for the issuance of approximately $10.1 million aggregate principal amount of additional Second Lien Notes.

As previously disclosed, the terms of the Second Lien Notes include those stated in the Second Lien Notes Indenture, which was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on December 26, 2018 and is incorporated by reference in this Item 8.01.

All other material terms and conditions of the Second Lien Notes Indenture and the Second Lien Notes were unchanged.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits hereto, include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statement, including any opinions, forecasts, projections or other statements, other than statements of historical fact, are or may be forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements herein are reasonable, the Company can give no assurance that such expectations will prove to have been correct and actual results may differ materially from those projected or reflected in such statements. Certain risks and uncertainties inherent in the Company’s business as well as risks and uncertainties related to its operational and financial results are set forth in its filings with the Securities and Exchange Commission (“SEC”), particularly in the section entitled “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K for the most recent fiscal year, its most recent Quarterly Reports on Form 10-Q, and from time to time in other filings made by the Company with the SEC. Some of these risks and uncertainties include, but are not limited to, the Company’s ability to decrease its leverage or fixed charges, increased competition, the timing and extent of changes in prices for oil and gas, particularly in the areas where the Company owns properties, conducts operations, and markets its production, as well as the timing and extent of the Company’s success in discovering, developing, producing and estimating oil and gas reserves, weather and government regulation, and the availability of oil field services, personnel and equipment. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements in this Current Report on Form 8-K are qualified in their entirety by these cautionary statements. Except as required by law, the Company undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Fourth Amendment to Credit Agreement, dated as of February 14, 2019, by and among Ultra Resources, Inc. as borrower, Bank of Montreal, as administrative agent, and each of the lenders and other parties party thereto.

99.1	Press Release of Ultra Petroleum Corp., dated February 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 19, 2019

ULTRA PETROLEUM CORP.

By:	/s/ Andrew C. Kidd
Name:	Andrew C. Kidd
Title:	Senior Vice President, General Counsel and Corporate Secretary